UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification No.)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices and zip code)
(915) 534-1400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Western Refining, Inc. (the “Company”) was held on June 17, 2016, at 8:30 AM MDT via live webcast, with 82,823,108 of the Company’s shares of common stock present or represented by proxy. This represented over 90% of the Company’s 91,276,677 shares outstanding and entitled to vote as of April 18, 2016, the record date of the Annual Meeting. The matters submitted for a vote and the related final voting results are set forth below. A more detailed description of each proposal is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2016.

(1)    Proposal 1: Elect seven directors to hold office until the 2017 Annual Meeting of Shareholders. The election of each director was approved as follows:

	Shares voted
Nominee	For	Against	Withhold	Broker Non-Votes
Sigmund L. Cornelius	74,183,122	0	1,388,344	7,251,642
Paul L. Foster	70,104,096	0	5,467,370	7,251,642
L. Frederick Francis	62,732,908	0	12,838,558	7,251,642
Robert J. Hassler	73,423,675	0	2,147,791	7,251,642
Brian J. Hogan	74,308,309	0	1,263,157	7,251,642
Jeff A. Stevens	72,977,354	0	2,594,112	7,251,642
Scott D. Weaver	65,672,191	0	9,899,275	7,251,642

(2)    Proposal 2: Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2016. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2016 was approved as follows:

For	82,413,152
Against	307,003
Abstain	102,953
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By: /s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: June 20, 2016